Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-257570 on Form S-1 of our report dated March 16, 2022, relating to the financial statements of Endeavor Group Holdings, Inc. and subsidiaries, appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 16, 2022